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NEWS RELEASE



                                                                       CONTACTS:
                                                                  John Greenagel
                                                        Strategic Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127

                                                                    Exhibit 99.1



                         AMD Announces Redemption of 6%
                    Convertible Subordinated Notes Due 2005

     SUNNYVALE, CA --May 7, 2001--Advanced Micro Devices, Inc. ("AMD") announced today that it will redeem all of its outstanding 6% Convertible Subordinated Notes due 2005 (the "Notes") on May 21, 2001. The notice of redemption was mailed to the holders of the Notes on May 4, 2001.

     Questions regarding the redemption should be directed to The Bank of New York Bondholder Services, the trustee under the indenture governing the Notes, at (800) 548-5075.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE:
AMD).

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WORLD WIDE WEB: Press announcements and other information about AMD are available on the Internet via the World Wide Web.  Type http://www.amd.com at
                                                        ------------------
the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1-800-222-9323 or 408-749-3060. Technical Support Email: hw.support@amd.com

AMD, the AMD logo, and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.